Exhibit 10.1

$600K Deal Sees Magic Software’s iBOLT Integration Platform Adopted as Strategic Standard by a US-based Global Leader in the Personal Care Industry

Or Yehuda, Israel, November 16, 2011 - Magic Software Enterprises Ltd. (NASDAQ: MGIC), a global provider of mobile and cloud-enabled application and business integration platforms, announced today that a US-based global leader in the personal care industry has adopted iBOLT as its strategic business integration platform and has purchased from Magic Software Enterprises Americas $600,000 in licenses and services.

“Our professional services and technology teams are working side-by-side with one of the global leaders in the personal care industry, implementing our integration platform to connect point-of-sale information from thousands of locations,” said Regev Yativ, CEO of Magic Software Enterprises Americas. “Magic Software provides built-in architecture that is multi-channel, multi-environment, multi-device, and multi-platform. It is capable of working with a variety of systems already installed at the customer’s US headquarters, including IBM Power Systems running IBM i, Oracle JD Edwards integration software, and others.”

The iBOLT Integration platform enables businesses to meet the challenge of coordinating information between different software applications at many locations worldwide, without having to manually develop expensive, risky, and non-scalable interfaces. Using a visual approach to configuring business processes, complex systems can be securely integrated by business analysts in an IT department. The client also leverages Magic Software’s uniPaaS application platform and professional services to launch new applications and systems on time.

Following an extensive review, trial projects, and initial implementations, the customer adopted Magic Software’s technology and professional services as a strategic solution. Project managers and integration designers from Magic Software’s professional services team are using iBOLT to implement a number of large-scale, high-volume, mission-critical integration projects for the customer.

About Magic Software

Magic Software Enterprises Ltd. (NASDAQ: MGIC) is a global provider of mobile and cloud-enabled application and business integration platforms.

For more information visit www.magicsoftware.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product conditions, both here and abroad, release and sales of new products by strategic resellers and customers, and other risk factors detailed in the Company's most recent annual report and other filings with the Securities and Exchange Commission.

Press contact:

Tania Amar
Magic Software Enterprises
Tel: +972 (0)3 538 9300
tania@magicsoftware.com